Exhibit 99.1

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
212-492-8920

ir@wpcarey.com

Press Contact:
Guy Lawrence
Ross & Lawrence
212-308-3333
gblawrence@rosslawpr.com

W. P. Carey Inc. to Focus Exclusively on Net Lease Investing for its Balance Sheet

Fundraising Platform to Close; Company Remains Committed to Managing Existing Funds

2017 AFFO Guidance Range Affirmed

NEW YORK, June 15, 2017 — W. P. Carey Inc. (NYSE: WPC), an internally-managed net lease real estate investment trust, announced today that its Board of Directors has approved a plan to exit all non-traded retail fundraising activities, in keeping with its long-term strategy of focusing exclusively on net lease investing for the Company’s balance sheet.

W. P. Carey’s management and Board of Directors believes this approach will create long-term value for shareholders by optimizing the Company’s cost of capital and enhancing its ability to grow Adjusted Funds From Operations (AFFO) through a combination of single-asset investments and portfolio acquisitions.

In conjunction with this decision, the Company will cease all non-traded retail fundraising activities carried out by its wholly-owned broker-dealer subsidiary, Carey Financial LLC, effective June 30, 2017. All existing Managed Programs will continue to be managed by the Company through to the end of their natural lifecycles.

By taking these actions and executing on its long-term strategy, the Company anticipates the following benefits:

•                                          Elimination of costs associated with its retail fundraising platform, while preserving recurring, stable income streams from the existing Managed Programs through to the end of their natural lifecycles;

•                                          Increasingly stable and more predictable earnings as the contribution from variable structuring revenue further declines and earnings are ultimately derived entirely from long-term, recurring lease revenues generated by a high-quality, diversified portfolio of net lease assets;

•                                          New net lease acquisition opportunities become exclusively available for the Company’s balance sheet;

•                                          Simplified disclosure and communication with the investment community; and

•                                          Remains well-positioned to potentially acquire the net lease assets currently owned by the CPA® REITs, which it has acquired and managed on their behalf.

Management Commentary

Mark J. DeCesaris, W. P. Carey’s Chief Executive Officer, said, “The Board and management team continually evaluate the Company’s business strategy to maximize long-term value for our shareholders. We looked closely at the potential structures for new products such as CPA®:19 — Global, including the types of investments that would satisfy their liquidity and leverage needs, and the time and scale required for them to reach profitability. Our conclusion was that our shareholders would be better served by focusing on our core net lease investment expertise.

“Since our founding by Bill Carey more than 40 years ago, we have focused on delivering increasing income and sustainable long-term value to our investors. Over that time, our corporate structure, revenue composition and capital sources have changed significantly. The decision we are announcing today is an affirmation of the net lease business Bill began in 1973 and another step in our evolution. Our entire team is committed to delivering value to W. P. Carey’s shareholders and all of the investors in the funds we manage.”

AFFO Guidance

The Company does not expect this decision to impact its 2017 guidance range and in conjunction with this announcement is affirming that for the full year it expects to report AFFO of between $5.10 and $5.30 per diluted share, subject to previously disclosed assumptions.

Live Conference Call and Audio Webcast Scheduled for 5:30 p.m. Eastern Time

The company will host a conference call and live audio webcast to discuss this announcement at 5:30 p.m.  Eastern Time today, details of which are provided below.

Live Conference Call and Webcast

Date/Time: Thursday, June 15, 2017 at 5:30 p.m. Eastern Time

Call-in Number: 1-877-465-1289 (US) or +1-201-689-8762 (international)

Please dial in at least 10 minutes prior to the start time.

Audio Webcast: www.wpcarey.com/061517Announcement

Audio Webcast Replay

A replay of the call will be available at  www.wpcarey.com/061517Announcement.

W. P. Carey Inc.

W. P. Carey Inc. is a leading internally-managed net lease REIT that provides long-term sale-leaseback and build-to-suit financing solutions primarily for companies in the U.S. and Europe. At March 31, 2017, the Company had an enterprise value of approximately $10.7 billion. In addition to its owned portfolio of diversified global real estate, W. P. Carey manages a series of non-traded publicly-registered and private investment programs with assets under management of approximately $13.0 billion. Its corporate finance-focused credit and real estate underwriting process is a constant that has been successfully leveraged across a wide variety of industries and property types. Furthermore, its portfolio of long-term leases with creditworthy tenants has an established history of generating stable cash flows, enabling it to deliver consistent and rising dividend income to investors for over four decades. www.wpcarey.com

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief, or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These forward-looking statements include, but are not limited to, the statements made by Mr. DeCesaris, statements regarding our operational efficiencies and cost reductions; the results of the actions described herein; impact on future earnings or expense levels; adjusted funds from operations coverage and the Company’s guidance range, including underlying assumptions; our revenue mix; and anticipated future financial and operating performance and results, including underlying assumptions and estimates of growth. These statements are based on the current expectations of the management of W. P. Carey. It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of W. P. Carey. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2016. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.